EXHIBIT 99.1

FAR EAST WIND POWER COMPLETES NEGOTIATION FOR CONTROLLING POSITION OF WIND FARM DEVELOPMENT IN YUNNAN, CHINA

Thursday, August 19, 2010 | OTCBB: FEWP

BEIJING — Far East Wind Power Corp. (OTCBB: FEWP) ("Far East" or the "Company") has entered into a binding Letter of Intent ("LOI") with Taitong Energy Limited (the "Taitong") in order to acquire certain rights to a wind farm located in Yunnan Province of the People's Republic of China ("Yunnan").

James Crane, Chief Financial Officer, stated, "We came to terms with the representatives from Taitong and will move forward with Taitong immediately. Taitong's wind farm development is at a later stage than our previously announced wind farm development in Ningxia. Our business model is scalable and potentially could be extremely profitable due to unique market conditions in China. We are taking advantage of a niche marketplace in China. Chinese state-owned enterprises are developing wind farms but there is not enough development to meet China's stated renewable energy goals and many entrepreneurs in China are now aware of the value a wind farm can create and are attempting to enter the wind farm marketplace themselves. The issues these entrepreneurs face invariably revolve around start-up financing, of which these entrepreneurs generally do not have access to unless wind farm assets are already in place. We are working with these entrepreneurs to provide them with capital and refine their business plans so that as partners we can develop wind farms that will generate substantial cashflow for each partner for many years to come."

Highlights of the LOI are as follows:

— FEWP will fund up to $20.0 million for development, agreement with Taitong that FEWP will be repaid if and once the wind farm receives financing from a PRC bank

— Commitment from Taitong to execute business plan and work to obtain all necessary remaining permitting and authorizations for the wind farm, and secure low interest rate bank debt financing of up to $80.0 million

— FEWP's ownership interest in the wind farm, to be structured as a sino-foreign joint venture (the "JV"), will be 49%, Taitong will own 51%

— FEWP will consolidate all assets, liabilities and results operations under applicable accounting principles due to specific control provisions negotiated into the LOI by FEWP

— A monthly dividend distribution plan is agreed to whereby the maximum allowable dividend is distributed to FEWP and Taitong based on ownership percentages

— Initial plans are for development of a 49.5 megawatt wind farm with installed capacity to potentially generate $11.8 million in revenues on an annualized basis if fully utilized

— FEWP obtained a right of first refusal on remaining 99 megawatt ("MW") preliminarily approved wind farms controlled by Taitong in Yunnan. If all 148.5 MW are developed in Yunnan, potential revenue from the Yunnan wind farms are projected to total $34.4 million in revenue on an annualized basis if fully utilized.

The Wind Farm Industry in China:

In December 2009, revisions to China's original 2005 renewable energy law were adopted by the National People's Congress and were effective on April 1, 2010. The revisions contained three main provisions:

1. The renewable energy law was strengthened to guarantee that electric utilities purchase all renewable power generated, including wind farm-generated electricity. Previously, utilities were only obligated to purchase renewable energy if there was sufficient power demand on the electrical grid. Now, utilities must buy the power in any circumstance. The revisions to the law also add deadlines and economic penalties for utilities failing to comply with this guaranteed-purchase requirement.

2. The requirement for detailed planning and coordination, including coordination of renewable energy with overall electric power sector development and transmission planning, coordination of local, provincial and national level development plans. Additionally, the roles and responsibilities of the five main electric power companies are to be redefined in relation to electrical grid interconnection of renewable energy generators such that the five main electric power companies are responsible for assisting with the development of renewable energy. The law revisions also address topics such as energy storage and smart grids.

The grid-related provisions included in the December 2009 legislative revisions were as a result of the fact that the renewables sector has been growing so fast, especially wind power. In the past few years the growth of wind power in China has been so significant that transmission planning and interconnection of the Chinese electric grid was falling and electrical power generated through wind farms was being lost before being transmitted to the electrical grid.

3. The revisions to the renewable energy law also strengthened a renewable energy fund under the Ministry of Finance. Previously, this fund was collecting a $0.06/kilowatt hour surcharge on electric power sales on a nation-wide basis (some customers still remain exempt from the surcharge). The Ministry of Finance applies those funds to the costs of government-supported renewable energy projects and the costs of grid connections. However, thus farm the surcharge has not been enough, so the new revisions allow the Ministry of Finance to supplement the renewable energy fund from general revenues.

Many other energy policy changes have also occurred recently:

1. China has instituted a target of 15% for renewable energy and non-fossil fuel sources of electricity share of all final energy consumption by 2020.

2. In December 2009, China announced that it would reduce the carbon intensity of its Gross Domestic Product by 40%-45% by 2020, relative to 2005 intensity levels.

3. China also recently instituted a three year tax holiday from local and provincial tax for renewable energy projects. Subsequent to the tax holiday, the tax rate will be 12.5% for three years, and 25% thereafter.

Additional information will be available shortly on the Far East Wind Power website at: www.fareastwind.com.

The Definitive Agreement shall contain customary representation and warranties, covenants and indemnification provisions. Details of the company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

About Far East Wind Power Corp. (OTCBB: FEWP)
Far East Wind Power Corp. aims to generate clean and profitable energy in one of the world's fastest growing energy sectors through access to a portfolio of utility-class wind power development projects. Far East will inject innovation to drive cost out of turbine manufacturing, introduce new technologies and strategic relationships, and aggressively pursue all available low costs of capital to deliver the most competitive cost per capacity and highest rates of return in the Asian marketplace. For more information, visit: www.fareastwind.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, regulatory incentives, the development of new business opportunities, and projected costs, revenue, profits and results operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.